UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 23, 2012

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On July 23, 2012, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and six months ended June 30, 2012. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-U.S. GAAP (U.S. generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three and six month periods ended June 30, 2012 and 2011. For purposes of calculating the return on average tangible common equity, a non-U.S. GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders' equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-U.S. GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible common equity to tangible assets, a non-U.S. GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals stockholders' equity less preferred stock and goodwill and intangible assets. Tangible assets equals total assets less goodwill and intangible assets. For the purpose of calculating tangible common book value per common share, a non-U.S. GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with U.S. GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders' equity, average tangible assets to average assets, tangible common equity to stockholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, common equity to assets and common book value per common share, respectively, as determined by U.S. GAAP.

Item 7.01 - Regulation FD Disclosure

The following is a discussion of the financial results for the three and six months ended June 30, 2012 and a comparison of these results to the guidance previously provided within the Annual Report to Shareholders for the fiscal year ended December 31, 2011 (the “2011 Annual Report”).

The table below reflects the net income (loss) by segment for the first and second quarters of 2012, projected results for the second half of 2012, and results for each of the prior three fiscal years ended December 31, 2011, 2010, and 2009. Park's segments include The Park National Bank (“PNB”), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC (“SEPH”) and "All Other" which primarily consists of Park as the "Parent Company."

(In thousands)	Q1 2012	Q2 2012	Projected second half 2012	Projection 2012	2011	2010	2009
PNB	$21,561	$23,483	$45,011	$90,055	$106,851	$102,948	$101,458
GFSC	806	909	1,769	3,484	2,721	2,006	1,752
Park Parent Company	49	134	158	341	(1,595)	(1,439)	1,092
Ongoing operations	$22,416	$24,526	$46,938	$93,880	$107,977	$103,515	$104,302
Vision Bank	—	—	—	—	(22,526)	(45,414)	(30,110)
SEPH	9,059	(5,640)	(7,080)	(3,661)	(3,311)	—	—
Total Park	$31,475	$18,886	$39,858	$90,219	$82,140	$58,101	$74,192

The “Park Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”.

The Park National Bank (PNB)

The table below reflects the results for PNB for the first and second quarters of 2012, projected results for the second half of 2012, and results for each of the prior three fiscal years ended December 31, 2011, 2010, and 2009.

(In thousands)	Q1 2012	Q2 2012	Projected second half 2012	2012 Projection	2011	2010	2009
Net interest income	$55,846	$56,022	$112,114	$223,982	$236,282	$237,281	$236,107
Provision for loan losses	4,672	3,756	7,652	16,080	30,220	23,474	22,339
Fee income	16,661	17,700	33,310	67,671	67,348	68,648	75,430
Security gains	—	—	—	—	23,634	11,864	7,340
Total other expense	38,056	37,260	75,281	150,597	146,235	144,051	148,048
Income before income taxes	$29,779	$32,706	$62,491	$124,976	$150,809	$150,268	$148,490
Federal income taxes	8,218	9,223	17,480	34,921	43,958	47,320	47,032
Net income	$21,561	$23,483	$45,011	$90,055	$106,851	$102,948	$101,458
Net income excluding security gains	$21,561	$23,483	$45,011	$90,055	$91,489	$95,236	$96,687

The results for PNB continue to be excellent. Management previously projected 2012 net income for PNB of approximately $93 million within the 2011 Annual Report. Due primarily to the continued low interest rate environment, management's most recent projection for PNB's net income is $90 million.

The table below provides certain balance sheet information and financial ratios for PNB as of June 30, 2012, for the year ended December 31, 2011 and as of June 30, 2011.

(In thousands)	June 30, 2012	December 31, 2011	June 30, 2011	% change from 12/31/11	% change from 6/30/11
Loans	$4,281,430	$4,172,424	$4,125,919	2.61%	3.77%
Allowance for loan losses	56,288	55,409	71,043	1.59%	(20.77)%
Net loans	4,225,142	4,117,015	4,054,876	2.63%	4.20%
Total assets	6,535,709	6,281,747	6,565,419	4.04%	(0.45)%
Average assets (YTD)	6,491,751	6,453,404	6,519,081	0.59%	(0.42)%
Deposits	4,917,327	4,611,646	4,816,002	6.63%	2.10%
Return on average assets *	1.40%	1.42%	1.55%
* Annualized for the six months ended June 30, 2012 and 2011. Excludes gains on the sale of investment securities for the six months ended June 30, 2011 and the year ended December 31, 2011.

The $109 million (2.61%) increase in loans experienced at PNB through the first six months of 2012 is primarily related to continued demand in the mortgage loan portfolio, which has increased by $91.8 million. Of the $91.8 million increase in the mortgage loan portfolio, approximately $86 million of the increase is associated with our decision to retain a portion of the 15-year, fixed-rate mortgages originated by PNB rather than selling them in the secondary market. As noted above, PNB's allowance for loan losses has declined by $14.8 million, or 20.77%, to $56.3 million at June 30, 2012 compared to $71.0 million at June 30, 2011. The decline in PNB's allowance for loan losses is due to continued improvement in the credit metrics across the PNB loan portfolio, as well as declines in specific reserves established for impaired commercial loans. Refer to the “Credit Metrics and Provision for Loan Losses” section below for additional information regarding the improvements in the credit metrics of PNB's loan portfolio.

Guardian Financial Services Company (GFSC)

The table below reflects the results for GFSC for the first and second quarters of 2012, projected results for the second half of 2012, and results for each of the prior three fiscal years ended December 31, 2011, 2010, and 2009.

(In thousands)	Q1 2012	Q2 2012	Projected second half 2012	2012 Projection	2011	2010	2009
Net interest income	$2,211	$2,305	$4,735	$9,251	$8,693	$7,611	$7,010
Provision for loan losses	250	200	600	1,050	2,000	2,200	2,052
Fee income	—	—	1	1	—	2	3
Total other expense	721	706	1,414	2,841	2,506	2,325	2,264
Income before income taxes	$1,240	$1,399	$2,722	$5,361	$4,187	$3,088	$2,697
Federal income taxes	434	490	953	1,877	1,466	1,082	945
Net income	$806	$909	$1,769	$3,484	$2,721	$2,006	$1,752

In the 2011 Annual Report, management stated that GFSC was expected to make net income of $3.0 million in 2012. Management's latest guidance for 2012 reflects a slight increase in net income for GFSC to approximately $3.5 million. This improvement is the result of an anticipated lower provision for loan losses based on credit analysis performed by GFSC's management.

The table below provides certain balance sheet information and financial ratios for GFSC as of June 30, 2012, for the year ended December 31, 2011 and as of June 30, 2011.

(In thousands)	June 30, 2012	December 31, 2011	June 30, 2011	% change from 12/31/11	% change from 6/30/11
Loans	$49,160	$47,111	$46,301	4.35%	6.17%
Allowance for loan losses	2,407	2,297	1,886	4.79%	27.62%
Net loans	46,753	44,814	44,415	4.33%	5.26%
Total assets	48,763	46,682	45,912	4.46%	6.21%
Average assets (YTD)	47,032	45,588	44,948	3.17%	4.64%
Return on average assets *	7.33%	5.97%	5.70%
* Annualized for the six months ended June 30, 2012 and 2011.

Park Parent Company

The table below reflects the results for Park's Parent Company for the first and second quarters of 2012, projected results for the second half of 2012, and results for each of the prior three fiscal years ended December 31, 2011, 2010, and 2009.

(In thousands)	Q1 2012	Q2 2012	Projected second half 2012	2012 Projection	2011	2010	2009
Net interest income	$1,061	$1,478	$2,905	$5,444	$2,155	$1,285	$4,740
Provision for loan losses	—	—	—	—	—	—	—
Fee income	68	83	161	312	350	390	464
Total other expense	1,528	1,839	3,362	6,729	7,115	9,107	10,322
Income (loss) before income taxes	$(399)	$(278)	$(296)	$(973)	$(4,610)	$(7,432)	$(5,118)
Federal income tax (benefit)	(448)	(412)	(454)	(1,314)	(3,015)	(5,993)	(6,210)
Net income (loss)	$49	$134	$158	$341	$(1,595)	$(1,439)	$1,092

In the 2011 Annual Report, management projected net income of $1 million for the Parent Company, Vision Bank through February 16, 2012 and SEPH. Typically, we expect the Park Parent Company will perform around breakeven. Management's most recent projection shows net income of $341,000 for 2012.

The net interest income for Park's parent company includes interest income on loans to SEPH and on subordinated debt investments with PNB, which are eliminated in the consolidated Park National Corporation totals. Additionally, net interest income includes interest expense related to the $35.25 million and $30 million of subordinated notes issued by Park in December 2009 and April 2012, respectively.

SEPH / Vision Bank

Vision Bank (“Vision”) merged with and into SEPH, a non-bank subsidiary of Park, following the sale of the Vision business to Centennial Bank (“Centennial”) on February 16, 2012. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale. SEPH's assets consist primarily of performing and nonperforming loans and other real estate owned (“OREO”). This segment represents a run off portfolio of the legacy Vision assets.

The table below reflects the results for SEPH for the first and second quarters of 2012 and projected results for the second half of 2012. The SEPH results for the first quarter of 2012 include Vision's results prior to the completion of the sale to Centennial on February 16, 2012. Also included below are the results for Vision for each of the prior three fiscal years ended December 31, 2011, 2010, and 2009. The results for the 2011 year include the results for SEPH, which was formed in March 2011 to hold OREO assets that were transferred from Vision to SEPH.

(In thousands)	Q1 2012	Q2 2012	Projected second half 2012	2012 Projection	SEPH 2011	Vision 2011	Vision 2010
Net interest income	$2,610	$(1,125)	$(2,680)	$(1,195)	$(974)	$27,078	$27,867
Provision for loan losses	3,416	1,282	2,599	7,297	—	31,052	61,407
Fee income	724	(275)	(1,002)	(553)	(3,039)	1,422	(6,024)
Security gains	—	—	—	—	—	5,195	—
Gain on sale of Vision business	22,167	—	—	22,167	—	—	—
Total other expense	8,165	5,999	4,667	18,831	1,082	31,379	31,623
Income (loss) before income taxes	$13,920	$(8,681)	$(10,948)	$(5,709)	$(5,095)	$(28,736)	$(71,187)
Federal income taxes/ (benefit)	4,861	(3,041)	(3,868)	(2,048)	(1,784)	(6,210)	(25,773)
Net income (loss)	$9,059	$(5,640)	$(7,080)	$(3,661)	$(3,311)	$(22,526)	$(45,414)
Net income (loss) excluding security gains	$9,059	$(5,640)	$(7,080)	$(3,661)	$(3,311)	$(25,903)	$(45,414)

In the 2011 Annual Report, management projected combined net income of $1 million for the Park Parent Company, Vision through February 16, 2012 and SEPH. As noted above, we typically expect the Park Parent Company will perform around breakeven. As such, management expected net income of approximately $1 million for the combined operations of Vision through February 16, 2012 and SEPH throughout the 2012 year. Management's most recent projection for the combined SEPH / Vision is a net loss of $3.7 million for 2012. The decline in projected net income is primarily due to increased provision for loan losses and other expense at SEPH through the first six months of 2012.

Total other expense in the second quarter of $6.0 million included estimated losses related to Centennial's loan put-back option. As part of the transaction between Vision Bank and Centennial Bank (“Centennial”) and its parent Home BancShares, Inc. (“Home”), Park agreed to allow Centennial to “put back” up to $7.5 million aggregate principal amount of loans, which were originally included within the loans sold in the transaction (the “loan put option”). The loan put option expires on August 16, 2012, 180 days after the closing of the transaction, which was February 16, 2012. Park's management expects Centennial will put back the full amount of $7.5 million. During the second quarter of 2012, Centennial management shared a preliminary list of the loans that may be put back prior to August 16, 2012 and Park management utilized this list to determine the necessary loan put liability at June 30, 2012. Park recorded a loan put provision of $622,000 in respect of the loan put option during the first quarter of 2012 and an additional loan put provision of $2.7 million during the second quarter of 2012. Through June 30, 2012, Centennial had put back two loans, totaling approximately $169,000. At June 30, 2012, Park had approximately $3.2 million remaining in the loan put liability, which is available to cover losses recognized as loans are repurchased during the third quarter of 2012.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair market value and no allowance for loan loss is carried at SEPH. The loans included in both the performing and nonperforming portfolios have been charged down to their fair value. The table below provides additional information regarding charge-offs as a percentage of unpaid principal balance, as of June 30, 2012:

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans - retained by SEPH	$150,284	$76,184	$74,100	51%
Performing loans - retained by SEPH	9,179	669	8,510	7%
Total SEPH loan exposure	$159,463	$76,853	$82,610	48%

The table below provides an overview of all Vision exposure remaining at SEPH. This information is provided as of both March 31, 2012 and June 30, 2012, showing the decline in legacy Vision assets at SEPH over the past quarter.

(In thousands)	SEPH 3/31/2012	SEPH 6/30/2012	Change from last quarter
Nonperforming loans - retained by SEPH	$82,326	$74,100	$(8,226)
OREO - retained by SEPH	28,578	24,985	(3,593)
Total nonperforming assets	$110,904	$99,085	$(11,819)

Performing loans - retained by SEPH	$16,123	$8,510	$(7,613)

Total SEPH - Legacy Vision assets	$127,027	$107,595	$(19,432)

Park National Corporation

The table below reflects the results for Park on a consolidated basis for the first half of 2012, compared to the same period in 2011 and an updated projection for the next six months of 2012.

(In thousands)	Q1 2012	Q2 2012	Projected second half 2012	2012 Projection	2011	2010	2009
Net interest income	$61,728	$58,680	$117,074	$237,482	$273,234	$274,044	$273,491
Provision for loan losses	8,338	5,238	10,851	24,427	63,272	87,081	68,821
Fee income	17,453	17,508	32,470	67,431	66,081	63,016	73,850
Security gains	—	—	—	—	28,829	11,864	7,340
Gain on sale of Vision business	22,167	—	—	22,167	—	—	—
Total other expense	48,470	45,804	84,724	178,998	188,317	187,106	188,725
Income before income taxes	$44,540	$25,146	$53,969	$123,655	$116,555	$74,737	$97,135
Federal income taxes	13,065	6,260	14,111	33,436	34,415	16,636	22,943
Net income	$31,475	$18,886	$39,858	$90,219	$82,140	$58,101	$74,192
Net income excluding security gains	$31,475	$18,886	$39,858	$90,219	$63,401	$50,389	$69,421

In the 2011 Annual Report, management stated that Park was expected to make net income of approximately $97 million in 2012. Management's latest projection for 2012 reflects net income for Park of approximately $90 million. The decline of $7 million is due to the continued low interest rate environment, resulting in a lower projection for net interest income, and worse than expected results at SEPH.

Credit Metrics and Provision for Loan Losses

The provision for loan losses for the second quarter of 2012 was $5.2 million, compared to $12.5 million for the same period in 2011. For the first six months of 2012, the provision for loan losses was $13.6 million, compared to $26.6 million for the same period in 2011. During the first quarter of 2012, a significant portion of the non-performing impaired loans at SEPH were re-appraised, resulting in some reductions in collateral value and a corresponding loan loss provision of $3.4 million recognized at SEPH. During the second quarter of 2012, SEPH recognized a loan loss provision of $1.3 million. The table below shows a breakdown of the loan loss provision by reportable segment:

(In thousands)	Q1 2012	Q2 2012	YTD 2012	First Six Months of 2011
PNB	$4,672	$3,756	$8,428	$9,950
GFSC	250	200	450	1,050
Park Parent	—	—	—	—
Total Ongoing Operations	$4,922	$3,956	$8,878	$11,000
Vision Bank	—	—	—	15,616
SEPH	3,416	1,282	4,698	—
Total Park	$8,338	$5,238	$13,576	$26,616

The table above reflects that the loan loss provision for Park's ongoing operations, consisting of Park's Ohio operations (PNB and GFSC), has improved by $2.1 million, or 19%, when comparing the first six months of 2012 with the same period in 2011. This reduction is due to improving credit trends for Park's Ohio operations. The following table shows the trends in Park Ohio's commercial loan “Watch List”.

Commercial loans * (In thousands)	June 30, 2012	December 31, 2011	December 31, 2010
Pass rated	$2,167,745	$2,131,007	$2,046,016
Special Mention	59,568	66,254	85,287
Substandard	10,265	29,604	78,529
Impaired	103,126	95,109	90,694
Total	$2,340,704	$2,321,974	$2,300,526
* Commercial loans include: (1) Commercial, financial and agricultural loans, (2) Commercial real estate loans, (3) Commercial related loans in the construction real estate portfolio and (4) Commercial related loans in the residential real estate portfolio.

The commercial loan table above demonstrates the improvement experienced over the last 18 months in the Park Ohio commercial portfolio. Pass rated commercial loans have grown $121.7 million, or 5.95% since December 2010. Over this period, special mention loans have declined by $25.7 million, or 30.2% and substandard loans have declined by $68.3 million, or 86.9%. These improved credit metrics in the special mention and substandard categories of the commercial loan portfolio have a significant impact on the general reserves that are established to cover incurred losses on performing commercial loans. As these metrics have improved over the past 18 months, general reserves have declined as well.

Delinquent and accruing loan trends for Park's Ohio-based operations have also improved over the past 18 months. Delinquent and accruing loans were $32.7 million or 0.76% of total loans at June 30, 2012, compared to $40.1 million (0.96%) at December 31, 2011 and $45.8 million (1.12%) at December 31, 2010.

Impaired commercial loans have increased to $103.1 million as of June 30, 2012, increases of $8.0 million and $12.4 million from the balance of impaired loans at December 31, 2011 and 2010, respectively. Impaired commercial loans are individually evaluated for impairment and specific reserves are established to cover incurred losses.

While the credit metrics have improved for Park's Ohio-based operations over the past 18 months, OREO assets have remained relatively stable. OREO assets for Park's Ohio-based operations were $13.4 million, $13.2 million and $8.4 million at June 30, 2012, December 31, 2011 and December 31, 2010.

TARP Repayment

On April 25, 2012, Park redeemed all $100 million in Fixed Rate Cumulative Perpetual Preferred shares, Series A, Park had issued to the U.S. Treasury as part of the Capital Purchase Program (the “CPP Preferred Stock”). As part of this redemption, Park recognized an additional charge to retained earnings of $1.6 million for the unaccreted discount that remained from the original issuance of the CPP Preferred Stock.

In addition, on May 2, 2012, Park redeemed the Warrant to purchase 227,276 Park common shares, held by the U.S. Treasury, originally issued as part of the Capital Purchase Program. Park paid $2,842,000, or $12.50 per Park common share. As of March 31, 2012, the warrant was recorded on Park's financial statements at a value of $4,297,000.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and the credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial services organizations increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on July 23, 2012, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on September 7, 2012 to common shareholders of record as of the close of business on August 22, 2012. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on July 23, 2012 addressing operating results for the three and six months ended June 30, 2012.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: July 23, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated July 23, 2012

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 23, 2012 addressing operating results for the three and six months ended June 30, 2012.